3.9




         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED.

         THE TRANSFER OF AND OTHER TERMS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND SUBJECT TO CONDITIONS SPECIFIED BELOW, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UNDER CERTAIN CIRCUMSTANCES SPECIFIED BELOW, THE ISSUER HAS AGREED TO DELIVER TO THE HOLDER OF THIS WARRANT A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES EVIDENCED HEREBY, REGISTERED IN THE NAME OF SUCH HOLDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THIS CERTIFICATE.


                                                                   ["C Warrant"]

No. of Stock Units:  51,536



                                    WARRANT

                          to Purchase Common Stock of

                              ERLY INDUSTRIES INC.
                            a California corporation

                               TABLE OF CONTENTS

                                                                                                               Page

1.       Certain Definitions....................................................................................  1

2.       Exercise of Warrant....................................................................................  5

3.       Transfer, Division and Combination.....................................................................  7

4.       Adjustment of Stock Unit or Exercise Price.............................................................  8
         A.  Stock Dividends, Subdivisions and Combinations.....................................................  8
         B.  Certain Other Dividends and Distributions..........................................................  8
         C.  Issuance of Additional Shares of Common Stock or Convertible
                  Securities....................................................................................  9
         D.  Other Provisions Applicable to Adjustments Under this Section...................................... 10
             (1) Treasury Stock    ............................................................................. 10
             (2) When Adjustments to Be Made.................................................................... 10
             (3) Fractional Interests........................................................................... 10
             (4) When Adjustment Not Required................................................................... 10
         E.  Merger, Consolidation or Disposition of Assets..................................................... 10
         F.  Other Action Affecting Common Stock................................................................ 11
         G.  General  .......................................................................................... 12

5.       Notices to the Holder.................................................................................. 12

6.       Reservation and Authorization of Common Stock; Registration with or
         Approval of any Governmental Authority................................................................. 12

7.       Taking of Record; Stock and Warrant Transfer Books..................................................... 13

8.       Transfer Taxes......................................................................................... 13

9.       No Voting Rights....................................................................................... 13

10.      Restrictions on Transferability........................................................................ 13
         A.  Certain Conditions................................................................................. 13
         B.  Restrictive Legend................................................................................. 14
         C.  Notice of Proposed Transfers....................................................................... 14
         D.  Termination of Restrictions........................................................................ 15

11.      Warranties and Representations of the Issuer........................................................... 15
         A.  Equity Capitalization, etc......................................................................... 15
         B.  Governmental Consent............................................................................... 16
         C.  Survival of Representations........................................................................ 16

12.      Limitation of Liability................................................................................ 17

13.      Loss, Destruction of Warrant Certificates.............................................................. 17

14.      Furnish Information.................................................................................... 17

15.      Amendments............................................................................................. 17

16.      Office of the Issuer................................................................................... 17

17.      Notices Generally...................................................................................... 18

18.      Successors and Assigns................................................................................. 19

19.      Indemnification........................................................................................ 19

20.      GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE....................................................... 19

21.      MUTUAL WAIVER OF JURY TRIAL............................................................................ 20

22.      No Waiver; Cumulative Remedies......................................................................... 20

23.      Specific Performance................................................................................... 20

24.      Modification and Severability.......................................................................... 20

25.      Put Option............................................................................................. 20
         A.  Issuer's Obligation to Repurchase Warrants......................................................... 20
         B.  Determination of the Put Price..................................................................... 21

                                                                   ["C Warrant"]

No. of Stock Units:  51,536

                                    WARRANT

                          to Purchase Common Stock of

                              ERLY INDUSTRIES INC.
                            a California corporation

         THIS IS TO CERTIFY THAT Internationale Nederlanden (U.S.) Capital Corporation, a Delaware corporation ("INCC"), or registered assigns, is entitled to purchase from ERLY Industries Inc., a California corporation (the "Issuer"), at any time after April 1, 1996 but prior to the Expiration Date (as defined below), Fifty One Thousand Five Hundred Thirty Six (51,536) Stock Units, in whole or in part, at a purchase price of $0.01 per Stock Unit (adjusted as provided below), all on the terms and conditions provided in this warrant (this "Warrant").

         1. Certain Definitions. As used in this Warrant, unless the context otherwise requires:

         "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Issuer after the date of this Warrant, other than the Warrant Stock.

         "Affiliate" shall mean, with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Appraisal" shall have the meaning given to such term in the definition of Appraised Value.

         "Appraised Value" shall mean the fair market value of all outstanding Common Stock, as determined by a written appraisal (the "Appraisal") prepared by an appraiser selected by the Approving Holders and acceptable to the Issuer. "Fair market value" is defined for this purpose as the price for one hundred percent (100%) of the equity capital of the Issuer (determined on a going-concern basis and without giving effect to any discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or the fact that the Issuer may have no class of equity registered under the Exchange Act) on the basis of a sale between a willing seller and buyer, neither acting under any compulsion. In the event that the Issuer and Approving Holders cannot, in good faith, agree upon an appraiser, then the Issuer, on the one hand, and Approving Holders, on the other hand, shall each select an appraiser, the two appraisers so selected shall select a third appraiser who shall be directed to prepare the Appraisal, and the term Appraised Value shall mean the appraised value set forth in the appraisal prepared in accordance with this definition.

         "Approving Holders" shall mean the holders of Warrants evidencing more than fifty percent (50%) in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants.

         "Book Value" shall mean, on any date herein specified, the consolidated book value of the Issuer applicable to Common Stock as of the last day of any fiscal month immediately preceding such date, as determined by independent accountants of recognized national standing selected by the Issuer and acceptable to the Approving Holders.

         "Business Day" shall mean any day on which commercial banks are not authorized or required to close in Los Angeles, California.

         "Closing Date" is as defined in the Loan Agreement.

         "Commission" shall mean the Securities and Exchange Commission or any other similar or successor agency of the United States government administering the Securities Act.

         "Common Stock" shall mean the Issuer's authorized Common Stock, par value $0.01 per share, as constituted on the date of this Warrant, and (i) any stock into which such Common Stock may subsequently be changed or any other capital stock that is not preferred as to dividends or distribution of assets over any other class of stock of the Issuer, and which is not subject to redemption, that may be authorized by the Issuer and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock in the circumstances contemplated by Section 4.E.

         "Convertible Securities" shall mean evidences of indebtedness, shares of stock, warrants, rights or other securities which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event; provided that Convertible Securities shall not mean the Warrants.

         "Current Market Price" per share of Common Stock, for the purposes of any provision of this Warrant at the date specified in such provision, shall be deemed to be the price determined pursuant to the first applicable of the following methods:

                  (i) If the Common Stock is traded on a national securities exchange or is traded in the over-the-counter market, the Current Market Price per share of Common Stock shall be deemed to be the average of the daily market prices for thirty (30) consecutive Trading Days commencing forty-five (45) Trading Days before such date. The market price for each such Trading Day shall be, (a) if the Common Stock is traded on a national securities exchange, its last sale price on the preceding Trading Day on such national securities exchange or, if there was no sale on that day, the last reported sale price on such national exchange on the next preceding Trading Day on which there was a sale, or (b) if the principal market for the Common Stock is the over-the-counter market, and the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), the last sale price reported on NASDAQ on the preceding Trading Day or, if the Common Stock is an issue for which last sale prices are not reported on NASDAQ, the average of the closing bid and asked quotations on such day, but, in each of the immediately preceding two cases, if the relevant NASDAQ price or quotations did not exist on such day, then the price or quotations on the next preceding Trading Day in which there was such a price or quotations.

                  (ii) If the Current Market Price per share of Common Stock cannot be ascertained by any of the methods set forth in paragraph (i) immediately above, the Current Market Price per share of outstanding Common Stock shall be deemed to be the price equal to the quotient determined by dividing the higher of (i) Book Value or (ii) Appraised Value, by the number of shares (including any fractional shares) of Fully Diluted Outstanding Common Stock.

         "Current Warrant Price" per share of Common Stock, for the purpose of any provision of this Warrant at the date specified in this Warrant, shall mean the amount equal to the quotient resulting from dividing the Exercise Price in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Exercise Price" shall mean the purchase price per Stock Unit as set forth on the first page of this Warrant on the date of original issue of this Warrant and thereafter shall mean such dollar amount as shall result from the adjustments specified in Section 4, if any.

         "Expiration Date" shall mean October 31, 2004; provided, however, that if the Termination Date shall occur on or before April 1, 1996, then the Expiration Date shall be the date of such Termination Date.

         "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of this Warrant, and any other options, warrants or other rights to purchase or receive Common Stock outstanding on such date.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         "Holder" shall mean the holder of this Warrant.

         "Loan Agreement" shall mean that certain Amended and Restated Loan Agreement dated as of the issue date hereof between ERLY Juice Inc. and INCC, as amended from time to time.

         "Maturity" is as defined in the Loan Agreement.

         "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Issuer or any Subsidiary thereof, and shall include all shares issuable in respect of any certificates representing fractional interests in shares of Common Stock.

         "Person" shall mean a corporation, an association, a trust, a partnership, a joint venture, an organization, a business, an individual, a government, a political subdivision or a governmental body.

         "Put Price" shall have the meaning ascribed to that term in Section 25(B).

         "Restricted Certificate" shall mean a Warrant or a certificate representing Common Stock bearing the restrictive legend set forth in Section 10.

         "Restricted Securities" shall mean Restricted Stock and
Restricted Warrants.

         "Restricted Stock" shall mean Warrant Stock represented by a Restricted Certificate.

         "Restricted Warrant" shall mean a Warrant evidenced by a Restricted Certificate.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission under such act, all as the same shall be in effect at the time.

         "Subsidiary" shall mean, with respect to any Person, any corporation of which an aggregate of more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person.

         "Stock Unit" shall constitute one share of Common Stock, as such Common Stock was constituted on the date of this Warrant and thereafter shall constitute such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in Section 4, if any.

         "Subscription" shall mean a subscription form in the form set out in Annex I hereto.

         "Termination Date" is as defined in the Loan Agreement.

         "Trading Day" shall mean any day on which trading occurs on the New York Stock Exchange.

         "Warrant Stock" shall mean the shares of Common Stock purchasable by the holder of a Warrant upon the exercise of such Warrant.

         "Warrants" shall mean this Warrant, and all additional or new warrants issued upon transfer, division or combination of, or in substitution for, this Warrant or any such additional or new warrant. All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of Stock Units for which they may be exercised.

         2. Exercise of Warrant. The Holder may, at any time after April 1, 1996 but prior to the Expiration Date, exercise this Warrant in whole at any time or in part from time to time for the number of Stock Units which such holder is then entitled to purchase under this Warrant. If the Expiration Date is the date of the Termination Date pursuant to the proviso to the definition of Expiration Date, then this Warrant shall thereupon terminate and shall be returned by the Holder to the Issuer. In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Issuer at its office maintained for such purpose pursuant to Section 16 (i) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased, (ii) this Warrant and (iii) a sum equal to the Exercise Price for the number of Stock Units to be purchased in the manner specified below. Such notice shall be in the form of Subscription set out at the end of this Warrant. Upon delivery of one or more Subscriptions, the Issuer shall cause to be executed and delivered to the Holder within five (5) Business Days a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Common Stock issuable upon such exercise.

         At the option of the Holder, payment of the Exercise Price shall be made (a) by wire transfer of funds to an account in a bank located in the United States designated by the Issuer for such purpose, (b) by certified or official bank check payable to the order of the Issuer and drawn on a member of the New York Clearing House, (c) by application of all or any part of the principal amount of the Obligations (as defined in the Loan Agreement) if such Holder is INCC or an Affiliate of INCC, or (d) by any combination of such methods.

         The stock certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in such notice and shall be registered in the name of the Holder or such other name or names as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other Person so designated to be named in such certificate or certificates shall be deemed to have become a holder of record of such shares, including, to the extent permitted by law, the right to vote such shares or to consent or to receive notice as a stockholder, as of the date the notice is delivered to the Issuer as set forth above. If this Warrant shall have been exercised only in part, the Issuer shall, within five (5) Business Days of delivery of such certificate or certificates, deliver to the Holder a new Warrant dated the date it is issued, evidencing the rights of the Holder to purchase the remaining Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

         Except as otherwise provided in Section 8, the Issuer shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 2, except that, if such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the Holder prior to the issuance of such stock certificate or certificates.

         All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances on such shares.

         The Issuer will not close its books against the transfer of this Warrant or of any share of Warrant Stock in any manner which interferes with the timely exercise of this Warrant.

         The Issuer shall not be obligated to issue certificates for fractional shares of stock upon any exercise of this Warrant.

         3. Transfer, Division and Combination. Subject to Section 10, this Warrant is, and all rights under this Warrant are, transferable, in whole or in part, on the books of the Issuer to be maintained for such purpose, upon surrender of this Warrant at the office of the Issuer maintained for such purpose pursuant to Section 16, together with a written assignment of this Warrant in substantially the form of Annex II hereto duly executed by the Holder or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Issuer shall, subject to Section 10, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. This Warrant, if properly assigned in compliance with this
Section 3 and Section 10, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued.

         This Warrant may, subject to Section 10, be divided or combined with other Warrants upon presentation at the office of the Issuer referenced above, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the preceding paragraph and with Section 10, as to any transfer which may be involved in such division or combination, the Issuer shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         The Issuer shall pay all expenses, taxes (other than stock transfer taxes excluded by the previous provision of this Section 3) and other charges incurred by the Issuer in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section 3.

         The Issuer agrees to maintain at its office described in Section 16 books for the registration and transfer of the Warrants.

         4. Adjustment of Stock Unit or Exercise Price. The number of shares of Common Stock comprising a Stock Unit, or the Exercise Price, shall be subject to adjustment from time to time as set forth in this Section 4 and in Section 5.

         A. Stock Dividends, Subdivisions and Combinations. If at any time or from time to time the Issuer shall:

         (1) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

         (2) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

         (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any such event shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

         B. Certain Other Dividends and Distributions. If at any time or from time to time the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

         (1) cash (other than a cash distribution made as a dividend and payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer, to the extent, but only to the extent, that the aggregate of all such dividends paid or declared after the date of this Warrant, does not exceed the consolidated net income of the Issuer earned subsequent to the date of this Warrant determined in accordance with GAAP, consistently applied), or

         (2) any evidence of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Common Stock), or

         (3) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock) or any other securities or property of any nature whatsoever (other than cash and other than Convertible Securities or Additional Shares of Common Stock),

then the number of shares of Common Stock comprising a Stock Unit from such time shall be adjusted to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record, and (ii) the denominator of which shall be such Current Market Price per share minus the portion applicable to one share of Common Stock of any such cash so distributable and of the fair value of any and all such evidences of indebtedness, shares of stock, other securities or property, or warrants or other subscription or purchase rights, so distributable. Such fair value shall be determined in good faith by the board of directors of the Issuer, provided that if such determination is objected to by Approving Holders, such determination shall be made by an independent appraiser chosen in the manner specified in the definition of

Appraised Value. A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Subsection B and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Subsection A of this Section 4.

                  C. Issuance of Additional Shares of Common Stock or Convertible Securities. If at any time or from time to time the Issuer shall (except as provided below) issue, whether in connection with the merger of a corporation into the Issuer or otherwise, any Additional Shares of Common Stock or Convertible Securities, then the number of shares of Common Stock comprising a Stock Unit from such time shall be adjusted to be that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Fully Diluted Outstanding Common Stock plus the number of such Additional Shares of Common Stock so issued (or the number of shares of Common Stock into which such Convertible Securities are convertible or exchangeable, as the case may be), and (y) the denominator of which shall be the number of shares of Fully Diluted Outstanding Common Stock.

         Upon any subsequent adjustment in the number of shares of Common Stock into which any Convertible Securities are convertible or exchangeable, the number of shares of Common Stock comprising a Stock Unit shall be recalculated in accordance with the preceding sentence. No further adjustments of the number of shares of Common Stock comprising a Stock Unit shall be made upon the actual issuance of Common Stock upon the conversion or exchange of any Convertible Securities.

         The foregoing provisions of this Subsection C shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Subsection A or B of this Section 4.

         D. Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit provided for above in this Section 4:

         (1) Treasury Stock. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Issuer shall be deemed an issuance of such stock for purposes of this Section 4.

         (2) When Adjustments to Be Made. The adjustments required by the preceding Subsections of this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur (including upon any adjustment in the number of shares of Common Stock into which any Convertible Securities are convertible or exchangeable), except that no adjustment shall be made except pursuant to Subsection A of this Section 4 if it would decrease the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

         (3) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

         (4) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, after taking such record and before the distribution of such dividend, distribution, subscription or purchase rights to shareholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record, and any such adjustment previously made in respect of the taking of such record shall be rescinded and annulled.

                  E. Merger, Consolidation or Disposition of Assets. In the event the Issuer (1) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (2) shall permit any other corporation or entity to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving corporation but, in connection with such consolidation or merger, the shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or
(3) shall transfer all or substantially all of its properties or assets to any other corporation or entity, or (4) shall effect a capital reorganization or reclassification of the Common Stock (other than a change from par to no-par value stock or from no-par to par value stock, or a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the number of shares comprising a Stock Unit is provided in Subsection C of this Section 4), then, and in each such event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Subsection E, the Holder, upon the conversion of all or any part of this Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive, in lieu of the shares of Common Stock issuable upon such conversion prior to such consummation, the stock and other securities, cash and property to which such Holder would have been entitled upon such consummation if such Holder had converted the Warrant immediately prior to such consummation, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in this Section
4. Anything contained in this Warrant to the contrary notwithstanding, the Issuer will not effect any of the transactions described in clauses (1) through
(4) above unless, prior to the consummation of such transaction, each corporation (other than the Issuer) which may be required to deliver any stock, securities, cash or property upon the conversion of this Warrant shall assume, by written instrument delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities, cash or property as the Holder may be entitled to receive upon such conversion.

         The foregoing provisions of this Subsection E shall similarly apply to successive mergers, consolidations or dispositions of assets. In addition to any other requirements under this Subsection E, the Issuer shall give notice to the Holder of this Warrants of any merger, consolidation or disposition at least thirty (30) days before the occurrence of such merger, consolidation or disposition.

                  F. Other Action Affecting Common Stock. In case at any time or from time to time the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing Subsections A to E inclusive, of this Section 4, then, unless in the opinion of the Holder such action will not have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock or other stock comprising a Stock Unit, or the purchase price of such shares, shall be adjusted in such manner and at such time as the Issuer and the Holder may in good faith agree to be equitable in the circumstances.

                  G. General. The Issuer hereby warrants and represents that, on the date of issuance of this Warrant, this Warrant is exercisable (after giving effect to the exercise in full of this Warrant) for not less than 1% of the number of shares of Fully Diluted Outstanding Common Stock. The Issuer agrees that it will at all times cause this Warrant to be exercisable (after giving effect to the exercise in full of this Warrant) for not less than 1% of the number of shares of Fully Diluted Outstanding Common Stock (or such lesser percentage as may result solely from one or more partial exercises of this Warrant).

         5. Notices to the Holder. Whenever the number of shares of Common Stock comprising a Stock Unit, or the price at which a Stock Unit may be purchased upon exercise of this Warrant, shall be adjusted pursuant to Section 4, the Issuer shall forthwith obtain a certificate signed by the principal financial officer of the Issuer or, if the Approving Holders request, by independent accountants of recognized national standing selected by the Issuer and acceptable to the Approving Holders, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a statement of the fair value, as determined by the board of directors of the Issuer or by appraisal (if applicable), of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.B(3) or Section 4.E) and specifying the number of shares of Common Stock comprising a Stock Unit, and any change in the Exercise Price of a Stock Unit, after giving effect to such adjustment or change. The Issuer shall promptly, and in any case within three
(3) Business Days after the making of such adjustment, cause a signed copy of such certificate to be delivered to the Holder. The Issuer shall keep at its office or agency, maintained for the purpose pursuant to Section 16, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by the Holder.

         6. Reservation and Authorization of Common Stock; Registration with or Approval of any Governmental Authority. The Issuer shall at all times reserve and keep available for issue upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. All shares of Common Stock that shall be issued upon exercise of this Warrant and payment of the Exercise Price relating to such shares to the Issuer, shall be duly and validly issued and fully paid and nonassessable.

         Before taking any action which would cause an adjustment reducing the Current Warrant Price per share of Common Stock below the then par value, if any, of the shares of Common Stock issuable upon exercise of this Warrant, the Issuer shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Current Warrant Price.

         Before taking any action which would result in an adjustment in the number of shares of Common Stock comprising a Stock Unit or in the Current Warrant Price per share of Common Stock, the Issuer shall obtain all such authorizations or exemptions of, or consents to, such action as may be necessary from any public regulatory body or bodies having jurisdiction over it by virtue of such action.

         7. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Issuer to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Issuer will in each such case take such a record and will take such record as of the close of business on a Business Day. The Issuer will not at any time, except upon dissolution, liquidation or winding up, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of this Warrant.

         8. Transfer Taxes. The Issuer will pay any and all transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on exercise of this Warrant. The Issuer shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Issuer the amount of any such tax, or has established, to the satisfaction of the Issuer, that such tax has been paid.

         9. No Voting Rights. Except as expressly provided in this Warrant, this Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Issuer.

         10.      Restrictions on Transferability.

                  A. Certain Conditions. To the extent that this Warrant or the Warrant Stock covered by the Warrant constitute Restricted Securities, such Restricted Securities shall not be transferable except upon the conditions specified in this Section 10; provided that, notwithstanding any other provisions of this Section 10, the Holder (and each other person mentioned below in this clause) shall have the right to transfer all Restricted Securities or any Restricted Security to any Affiliate of the Holder, in each case free of the restrictions imposed by this Section 10 other than the requirement as to the legending of the certificates for such Restricted Securities specified in
Section 10.B. Each such transferee shall be subject to the same transfer restrictions imposed on the Warrant holder by this Warrant.

         B. Restrictive Legend. Unless and until otherwise permitted by this
Section 10, each Warrant issued upon transfer, division or combination of, or in substitution for, this Warrant, each certificate for any Warrant Stock issued upon exercise of this Warrant and each certificate for any Warrant Stock issued to any subsequent transferee of any such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS OR UNLESS THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED.

         "THE TRANSFER OF AND OTHER TERMS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND SUBJECT TO CONDITIONS SPECIFIED BELOW, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UNDER CERTAIN CIRCUMSTANCES SPECIFIED BELOW, THE ISSUER HAS AGREED TO DELIVER TO THE HOLDER A

NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES EVIDENCED HEREBY, REGISTERED IN THE NAME OF SUCH HOLDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THIS CERTIFICATE."

                  C. Notice of Proposed Transfers. Prior to any transfer or attempted transfer of any Restricted Securities not covered by the proviso contained in Subsection A of this Section 10, the Holder shall give written notice to the Issuer of the Holder's intention to effect a transfer of such Restricted Securities. Each such notice shall describe the manner and circumstances of the proposed transfer in material detail. Upon receipt of such notice, the Issuer may request an opinion of Murphy, Weir & Butler or such other counsel of the Holder (which counsel shall be reasonably satisfactory to the Issuer) to the effect that such proposed transfer may be effected without registration under the Securities Act. Upon receipt of such opinion, the Issuer shall, as promptly as practicable, so notify the Holder. Upon such notice or if the Issuer has not requested such an opinion, within ten (10) days after the Issuer's receiving notice of the proposed transfer, the Holder shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Issuer. Each Warrant or certificate evidencing the Restricted Securities thus to be transferred (and each Warrant or certificate evidencing any untransferred balance of the Restricted Securities evidenced by such Restricted Certificate) shall bear the restrictive legend set forth in Section 10.B, unless in the opinion of the Issuer or the opinion of such counsel, if requested, such legend is not required in order to insure compliance with the Securities Act.

                  D. Termination of Restrictions. Notwithstanding the foregoing provisions of Section 10, the restrictions imposed upon the transferability of the Restricted Securities shall cease and terminate as to any particular Restricted Security when such Restricted Security shall have been effectively registered under the Securities Act, including, without limitation, any registration pursuant to the Registration Rights Agreement between the Issuer and INCC dated as of the issue date hereof. Whenever such restrictions imposed shall terminate as to any Restricted Certificate, as provided in this Section 10.D, the Holder shall be entitled to receive from the Issuer, without expense, a new Warrant of like tenor and date and representing the right to purchase the same number of aggregate number of shares of Common Stock or a new certificate representing the same number of shares of Warrant Stock (as the case may be), but not bearing the restrictive legend otherwise required by this Warrant.

         11. Warranties and Representations of the Issuer. The Issuer represents and warrants to the Holder that as of the date of this Warrant:

                  A.       Equity Capitalization, etc.

         (1) Upon the issuance of this Warrant, the total number of shares of capital stock which the Issuer has authority to issue is 5,006,000 shares, consisting of 5,000,000 shares of Common Stock, par value $0.01 per share, and 6,000 shares of preferred stock, $100.00 par value per share. The Issuer has the power and authority and has taken all actions (corporate or otherwise) necessary to authorize it to enter into and perform its obligations and undertakings under this Warrant. Except as set forth on Exhibit 11.A hereto, upon the issuance of this Warrant, the Issuer will not have outstanding any stock or securities convertible into or exchangeable for any shares of its capital stock nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its capital stock or stock or securities convertible into or exchangeable for any of its capital stock other than the Warrants.

         (2) When issued and delivered, the Warrants will have been duly executed, issued and delivered and will constitute legal, valid and binding obligations of the Issuer, enforceable by the Holder in accordance with their terms.

         (3) None of the issuance of any Warrant, the consummation of the transactions contemplated in any Warrant, or compliance with the terms and provisions of this Warrant will conflict with or result in a breach of, or require any consent under, the certificate of incorporation or the by-laws of the Issuer, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Issuer is a party or by which it is bound or to which it or its property is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of the Issuer pursuant to the terms of any such agreement or instrument.

         (4) There is not in effect on the date of this Warrant any agreement by the Issuer (other than registration agreements copies of each of which have been furnished by the Issuer to INCC) pursuant to which any holders of securities of the Issuer have a right to cause the Issuer to register such securities under the Securities Act.

         (5) The Issuer is a corporation duly organized and validly existing in good standing under the laws of the State of California and has the corporate power and authority to execute and deliver this Warrant and to perform its terms, including, without limitation, the issuance of Warrant Stock upon exercise of this Warrant. The Issuer has taken all action necessary to authorize the execution, delivery and performance of this Warrant and the issuance of the Warrant Stock upon exercise of this Warrant.

         B. Governmental Consent. Neither the nature of the Issuer or of any of its businesses or properties, nor any relationship between the Issuer and any other Person, nor (except as expressly provided for in this Warrant) any circumstance in connection with the offer, issue or sale of this Warrant or the Warrant Stock is such as to require consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Issuer as a condition to the execution and delivery of this Warrant or the execution and filing of any certificate of amendment of the certificate of incorporation of the Issuer required in connection with the authorization or issuance of Warrant Stock or the offer, issue or sale of this Warrant or the Warrant Stock.

         C. Survival of  Representations.  All representations set forth in this
Section 11 shall survive the issuance and delivery of this Warrant.

         12. Limitation of Liability. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration in this Warrant of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Stock or as a stockholder of the Issuer, whether such liability is asserted by the Issuer or by creditors of the Issuer.

         13. Loss, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer (the original Warrant holder's or any other institutional Warrant holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of this Warrant), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of the lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

         14. Furnish Information. The Issuer will file with the Commission on or before the due date all regular or periodic reports required to be filed pursuant to the Exchange Act, and will deliver to the holder of record of this Warrant promptly after their becoming available copies of all financial statements, reports and proxy statements which the Issuer shall have sent to its stockholders generally, and of each regular or periodic report (including, without limitation, reports on Form 8-K) filed by it pursuant to the Exchange Act, and any Registration Statement, prospectus or written communication (other than transmittal letters and other communications not publicly available) filed or delivered by it pursuant to the Securities Act.

         15. Amendments. The terms of this Warrant and all other Warrants may be amended, and the observance of any term in such Warrant may be waived, but only with the written consent of the Approving Holders, provided that no such amendment or waiver may change the number of shares of stock comprising a Stock Unit or the Exercise Price, without the written consent of the Holders. For the purposes of determining whether the Approving Holders have taken any action authorized by this Warrant, any Warrants owned by the Issuer or any Affiliate of the Issuer (other than an institutional investor which may be deemed an Affiliate solely by reason of the ownership of Warrants) shall be deemed not to be outstanding.

         16. Office of the Issuer. So long as this Warrant remains outstanding, the Issuer shall maintain an office in Los Angeles, California where this Warrant may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at 10990 Wilshire Boulevard, Los Angeles, California 90024 unless and until the Issuer shall designate and maintain some other office for such purposes and deliver written notice of the address of such other office to the Holders.

         17. Notices Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered (i) in person with receipt acknowledged, (ii) by facsimile transmission, with receipt electronically confirmed during normal business hours of recipient, and that is confirmed by sending, no later than one (1) Business Day following such transmission, a copy of such facsimile, by registered or certified mail, return receipt requested, postage prepaid, or (iii) by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         (1) If to any Holder or holder of Warrant Stock, at its last known address or facsimile transmission number appearing on the books of the Issuer maintained for such purpose.

                           (2)      If to the Issuer at:

                                      Erly Industries Inc.
                                      10990 Wilshire Boulevard
                                      Los Angeles, California 90024
                                      Attention:  Kurt Grey
                                      Facsimile: (310) 473-8890

                                    with a copy to:

                                      Magnus, Epman & Dwyer
                                      300 Corporate Pointe, Suite 310
                                      Culver City, California 90230-7614
                                      Attention:  Ronald J. Epman, Esq.
                                      Facsimile: (310) 216-0701
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged or sent by facsimile with receipt electronically confirmed during normal business hours of recipient, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, delivery or other communication.

         18. Successors and Assigns. This Warrant shall bind and inure to the benefit of and, be enforceable by the parties to this Warrant and their respective successors and assigns, and, without limiting the generality of the foregoing, shall inure to the benefit of and be enforceable by each person who shall from time to time be the Holder of this Warrant.

         19. Indemnification. The Issuer agrees to indemnify and hold harmless Holder, its officers, directors, employees, agents, and attorneys from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder relating to or arising out of (i) Holder's exercise of this Warrant and/or ownership of any shares of Warrant Stock issued in consequence thereof, or (ii) any litigation to which Holder is made a party in its capacity as a stockholder or warrant holder of the Issuer; provided, however, that the Issuer will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from either (i) Holder's gross negligence or willful misconduct, (ii) actions or omissions taken or not taken by Holder in any capacity other than as a stockholder or warrant holder of the Issuer, or (iii) any knowing violation of federal or state securities laws by Holder.

         20. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE ISSUER AND HOLDER CONSENT TO PERSONAL JURISDICTION, WAIVE ANY OBJECTION AS TO JURISDICTION OR

VENUE, AND AGREE NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. SERVICE OF PROCESS ON THE ISSUER OR HOLDER IN ANY ACTION ARISING OUT OF OR RELATING TO THIS WARRANT SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY IN ACCORDANCE WITH THE PROCEDURES AND REQUIREMENTS SET FORTH IN SECTION 17. NOTHING HEREIN SHALL PRECLUDE HOLDER OR THE ISSUER FROM BRINGING SUIT OR TAKING LEGAL ACTION IN ANY OTHER JURISDICTION.

         21. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE ISSUER AND HOLDER HEREOF WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE ISSUER AND HOLDER HEREOF DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE ISSUER AND HOLDER HEREOF WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS WARRANT, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

         22. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Holder, any right, remedy, power or privilege under this Warrant, shall operate as a waiver of any such right, remedy power or privilege; nor shall any single or partial exercise of any right, remedy, power or privilege under this Warrant preclude any other or further exercise of any such right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Warrant are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         23. Specific Performance. The Issuer and the Holder agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Holder shall be entitled to an injunction or injunctions to prevent breaches of this Warrant and to enforce specifically the terms and provisions of this Warrant in any court of the United States or any states of the United States having jurisdiction, this being in addition to any other remedy to which it may be entitled at law or in equity.

         24. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained in this Warrant, any provision of this Warrant is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained in this Warrant.

         25.      Put Option.

                  A. Issuer's Obligation to Repurchase Warrants. Upon written notice from the Holder, from time to time after Maturity but prior to the Expiration Date, the Issuer shall, on the date designated in such notice (which date shall be at least thirty (30) Business Days after the date of such notice), repurchase from such Holder all or the portion of this Warrant designated in such notice for an amount determined by multiplying (i) the Put Price per Stock Unit in effect on the date of such notice by (ii) the number of Stock Units that are designated for repurchase in such notice. Upon such designated repurchase date, the Holder shall surrender this Warrant to the Issuer, without being required to make any representation or warranty (other than that the Holder has good and valid title to this Warrant), against payment for such repurchase by (at the option of the Holder) (i) wire transfer to an account in a bank located in the United States designated by the Holder for such purposes or (ii) delivery of a certified or official bank check drawn on a member of the New York Clearing House. If less than all of this Warrant is being repurchased, the Issuer shall cancel this Warrant and issue in the name of, and deliver to, the Holder a new Warrant for the portion of the number of Stock Units not being repurchased.

                  B. Determination of the Put Price. The Put Price per Stock Unit as of a date specified shall be equal to the Current Market Price per share of Common Stock as of the date of such determination, multiplied by the number of shares of Common Stock constituting a Stock Unit on such date, minus the Exercise Price.


         IN WITNESS WHEREOF, the Issuer has caused this Warrant to be duly executed and attested by its Secretary or an Assistant Secretary.

Dated as of February 16, 1995

                                                         ERLY INDUSTRIES INC., a
                                                          California corporation



                                                               By: /s/ KURT GREY
                                                                Name:  Kurt Grey
                                                           Title: Vice President

ATTEST:


          /s/ KURT GREY
         [attestor]

                                  EXHIBIT 11.A

As of the Closing Date, the Issuer has the following outstanding capital stock:

1. TOTAL SHARES OF COMMON STOCK OUTSTANDING:  3,695,547
2. TOTAL SHARES OF PREFERRED STOCK OUTSTANDING:  0

As of the Closing Date, the Issuer has no outstanding stock or securities convertible into or exchangeable for any shares of capital stock, nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its capital stock or stock or securities convertible into or exchangeable for any of its capital stock other than the following:

==================================================================================================================
                                                                                             Convertible
                                             Issue/Grant                                   Into/Exercisable
                                                 Date                                       For (as of the
        Instrument/Agreement/Other                                In Favor of               Closing Date)*
==================================================================================================================

Amended and Restated Warrant                2/16/95          INCC                     257,679 shares of
to Purchase Common Stock of                                                           Common Stock
ERLY Industries (denominated the
"A Warrant")
- ------------------------------------------------------------------------------------------------------------------
Amended and Restated Warrant                2/16/95          INCC                     257,679 shares of
to Purchase Common Stock of                                                           Common Stock
ERLY Industries (denominated the
"B Warrant")
- ------------------------------------------------------------------------------------------------------------------
Warrant to Purchase Common                  2/16/95          INCC                     51,536 shares of
Stock of ERLY Industries                                                              Common Stock
(denominated the "C Warrant")
- ------------------------------------------------------------------------------------------------------------------
Warrant to Purchase Common                  2/16/95          INCC                     206,143 shares of
Stock of ERLY Industries                                                              Common Stock
(denominated the "D Warrant")
- ------------------------------------------------------------------------------------------------------------------
Common Stock Purchase Warrant               5/30/90          BT Commercial            aggregate 277,157
                                                             Corporation              shares of Common
                                                                                      Stock


- -------------------------------------------------------------------------------------
Common Stock Purchase Warrant               5/30/90          StanChart
                                                                 Business Credit
- -------------------------------------------------------------------------------------
Common Stock Purchase Warrant               5/30/90          Union Bank
- ------------------------------------------------------------------------------------------------------------------
Warrant to Purchase Shares of               9/5/93           ABC Capital              10,000 shares of
Common Stock                                                 Markets Group            Common Stock
- ------------------------------------------------------------------------------------------------------------------
Convertible Promissory Note                 4/1/94           Douglas Murphy           266,596 shares of
                                                                                      Common Stock






                                       22





- ------------------------------------------------------------------------------------------------------------------
Stock Options Awarded pursuant              1985             Bill J. McFarland        8,053 shares of
to Issuer's 1982 Incentive Stock                                                      Common Stock
Option Plan, as adjusted to date
                                          ------------------------------------------------------------------------
                                            1988             Douglas A.               115,132 shares of
                                                             Murphy, Bill J.          Common Stock
                                                             McFarland, John
                                                             Poole and Lolan
                                                             M. Pullen
- ------------------------------------------------------------------------------------------------------------------

==================================================================================================================


* All figures shown are as calculated after taking into account all adjustments necessary upon the issuance of the four warrants (denominated the A Warrant, the B Warrant the C Warrant, and the D Warrant) being issued to INCC on the Closing Date.

                                    ANNEX I

                               SUBSCRIPTION FORM

                 (to be executed only upon exercise of Warrant)


         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases _________ Stock Units of ______________________________, a _________________, purchasable with this
Warrant, and herewith makes payment for such Stock Units (by check in the amount of $__________), all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________________ whose address is ____________________ and, if such Stock Units shall not include all of the Stock Units issuable as provided in this Warrant that a new Warrant of like tenor and date for the balance of the Stock Units issuable thereunder be delivered to the undersigned.

Dated:


                                                --------------------------------
                                                 (Signature of Registered Owner)

                                                --------------------------------
                                                     (Street Address)


                                                --------------------------------
                                                       (City) (State) (Zip Code)

         NOTICE: The signature to the subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                  The signature to this subscription must be guaranteed by a bank or trust company having an office or correspondent in Los Angeles, California or New York, New York, or by a firm having membership on the New York Stock Exchange.







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


                                    ANNEX II

                                ASSIGNMENT FORM


         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Stock Units set forth below:

                                                                    No. of Stock
         Name and Address of Assignee                                      Units







and does hereby irrevocably constitute and appoint ___________ Attorney to make sure transfer on the books of ERLY Industries Inc., a California corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:


                                                   -----------------------------
                                                                       Signature



                                                   -----------------------------
                                                                         Witness


         NOTICE: The signature to the subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                  The signature to this subscription must be guaranteed by a bank or trust company having an office or correspondent in Los Angeles, California or New York, New York, or by a firm having membership on the New York Stock Exchange.





                                       25